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                                                                  EXHIBIT 10.31

                                                                  EXECUTION COPY

                 AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                October 11, 2001,

                            as amended by amendments

                                   dated as of

                                November 6, 2001,

                                February 15, 2002

                              and December 8, 2003

                      as further amended and restated as of

                                January 13, 2004

                                      among

                               LAND O'LAKES, INC.,

                                   as Borrower

                            The Lenders Party Hereto

                              JPMORGAN CHASE BANK,

                  as Administrative Agent and Collateral Agent

                                  COBANK, ACB,

                           as Co-Administrative Agent

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Co-Collateral Agent

                           J.P. MORGAN SECURITIES INC.

                      as Sole Lead Arranger and Bookrunner

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                                    FOURTH AMENDMENT AND RESTATEMENT dated as of
                           January 13, 2004 (this "Amendment"), to the AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT dated as of October 11, 2001, as amended by amendments dated as of November 6, 2001, February 15, 2002, and December 8, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LAND O'LAKES, INC., a cooperative corporation organized under the laws of the State of Minnesota (the "Borrower"), the several banks and other financial institutions and entities from time to time party thereto (the "Lenders"), JPMORGAN CHASE BANK (formerly known as "The Chase Manhattan Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"), COBANK, ACB, as co-administrative agent (in such capacity, the "Co-Administrative Agent"), and General Electric Capital Corporation, as co-collateral agent (in such capacity, the "Co-Collateral Agent").

                  A. The Borrower has requested that the Credit Agreement be amended and restated to provide for (i) new Loans thereunder (the "New Loans"), the proceeds of which will be utilized to refinance all currently outstanding Loans and (ii) new Commitments thereunder (the "New Commitments") as set forth on Schedule A hereto, which will replace all currently existing Commitments and which, in each case, except as revised hereby, will have the same terms as the currently outstanding Loans and existing Commitments under the Credit Agreement.

                  B. The Borrower has also requested that, in connection with such amendment and restatement, the Lenders modify certain provisions of the Credit Agreement, among other things, to increase the LC Exposure amount, adjust the Applicable Rate with respect to the Loans and commitment fees payable, extend the Maturity Date and modify the Borrower's Leverage Ratio covenant.

                  C. Each existing Lender (an "Existing Lender") that executes and delivers this Amendment (a "Renewing Lender") will be deemed, upon the Amendment Effective Date (as defined below) to have (i) made a commitment to (x) make New Loans in an aggregate principal amount up to, but not in excess of, the aggregate principal amount of such Existing Lender's outstanding Loans immediately prior to such effectiveness ("Existing Loans") and (y) provide New Commitments in an aggregate principal amount up to, but not in excess of, the aggregate principal amount of such Existing Lender's existing Commitments immediately prior to such effectiveness ("Existing Commitments") and (ii) made such New Loans by exchanging its Existing Loans for New Loans in an equal principal amount.

                  D. Each Person that executes and delivers this Amendment as an Additional Lender (an "Additional Lender", including any Existing Lender undertaking a commitment in respect of Loans or Commitments in excess of the amount of its Existing Loans and Existing Commitments, to the extent of such excess) will (i) make New Loans

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to the Borrower on the Amendment Effective Date ("Additional Loans"), the
proceeds of which will be used by the Borrower, to repay in full the outstanding principal amount of Loans of Existing Lenders that are not Renewing Lenders and
(ii) if applicable, extend Commitments to the Borrower on the Amendment Effective Date ("Additional Commitments"), which will replace the Commitments of Lenders that are not Renewing Lenders.

                  E. The Lenders are willing to effect such amendment and restatement on the terms and subject to the conditions of this Amendment.

                  F. The Renewing Lenders and the Additional Lenders (collectively, the "New Lenders") are severally willing to make the New Loans and New Commitments as contemplated hereby, in each case, subject to the terms and conditions set forth in this Amendment.

                  G. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended and restated hereby.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment and Restatement of the Credit Agreement. The Credit Agreement is hereby amended and restated, effective as of the Amendment Effective Date (as defined below), in the form of the Credit Agreement immediately prior to the Amendment Effective Date with the following changes and revisions:

                  (a) Amendment of Section 1.01. Section 1.01 is hereby revised by:

                  (i) Inserting the following definitions in the appropriate alphabetical order therein:

                            "'Accession Agreement' shall mean an Accession
                  Agreement substantially in the form of Exhibit H hereto among a Prospective Lender, the Borrower and the Administrative Agent.

                           'Borrowing Base' means, at any time (subject to
                  adjustment as provided in Section 5.09(d)), the result of: (a) 65% (or such other percentage determined in accordance with Section 5.09(d)) of the amount by which the aggregate amount of Eligible Inventory (valued at the lower of (i) cost, on a first-in first-out basis or (ii) fair market value, except that dairy inventory shall be valued at net book value) exceeds, without duplication, the amount of Inventory Reserves at such time, plus (b) 80% (or such other percentage determined in accordance with Section 5.09(d)) of the amount by which the aggregate amount of Eligible Receivables exceeds reserves maintained by the Borrower and the Subsidiary Loan Parties in respect of Eligible Receivables relating to discounts, advertising, allowances and similar items at such time, plus (c) the lesser of (i)

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                  $175,000,000 and (ii) (A) if no appraisal has been conducted pursuant to Section 5.09(c), 40% (or such other percentage determined in accordance with Section 5.09(d)) of the net book value of Eligible Property Plant and Equipment at such time, or (B) if an appraisal has been conducted pursuant to Section 5.09(c), (x) the sum of (1) 80% (or such other percentage determined in accordance with Section 5.09(d)) of the net orderly liquidation value of Eligible Property Plant and Equipment (other than real property and improvements thereon) plus (2) if not otherwise included in the net orderly liquidation value calculation reflected in such appraisal, 60% (or such other percentage determined in accordance with Section 5.09(d)) of the fair market value, if reflected in such appraisal, of real property and improvements thereon, and such other items deemed appropriate for appraisal at fair market value by the Security Agents in accordance with Section 5.09(d), that constitute Eligible Property Plant and Equipment, in each case as determined by such appraisal and
                  (y) if deemed appropriate by the Security Agents in accordance with Section 5.09(d), 40% (or such other percentage determined in accordance with Section 5.09(d)) of the net book value of any items or classes of items of Eligible Property Plant and Equipment that are not included in the appraised value of Eligible Property Plant and Equipment, plus (d) 50% (or such other percentage determined in accordance with Section 5.09(d)) of the Residual Value of the Receivables Securitization SPE at such time, minus (e) the aggregate principal amount of loans outstanding under the Related Credit Facility, minus (f) such other reserves as are deemed appropriate by the Security Agents in accordance with Section 5.09(d). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Collateral Agent in accordance with Section 5.01(f), absent any error in such Borrowing Base Certificate; provided that within five Business Days after the disposition of any Subsidiary Loan Party or line or lines of business operated by the Borrower or any Subsidiary Loan Party involving in the aggregate assets in excess of 2% of the total consolidated assets of the Borrower and the Subsidiary Loan Parties following the delivery of any Borrowing Base Certificate, the Borrower shall deliver to the Collateral Agent a good faith estimate of the reduction to the Borrowing Base resulting from such disposition or dispositions and the Borrowing Base shall be reduced by such amount until the delivery of a new Borrowing Base Certificate in accordance with Section 5.01(f).

                           'Borrowing Base Certificate' means a certificate
                  substantially in the form of Exhibit G hereto, or any other form approved by the Collateral Agent, signed by a Financial Officer.

                           'Co-Collateral Agent' means General Electric Capital
                  Corporation in its capacity as co-collateral agent for the Lenders hereunder.

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                           'Eligible Inventory' means, on any date, all
                  inventory of the Borrower and the Subsidiary Loan Parties at the time of such determination, other than any inventory that is ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Without limiting the foregoing, to qualify as "Eligible Inventory", the inventory must be usable in the manufacturing process or saleable in the ordinary course of business of the Borrower or the Subsidiary Loan Parties and no Person other than the Borrower or any Subsidiary Loan Party shall have any direct or indirect ownership, interest (other than Liens permitted by clause (f) below) or title to such inventory and no person other than the Borrower or any Subsidiary Loan Party shall be indicated on any purchase order or invoice with respect to such inventory as having or purporting to have, at the time of determination, an interest therein. Unless otherwise from time to time approved by each Security Agent, no inventory shall be deemed Eligible Inventory if, without duplication:

                           (a) it is not owned solely by the Borrower or one or
                  more Subsidiary Loan Parties or the Borrower or one or more Subsidiary Loan Parties do not have sole lawful and absolute title thereto;

                           (b) it is not located in a jurisdiction of the United
                  States;

                           (c) it is not located on property owned by the
                  Borrower or a Subsidiary Loan Party, unless it (i) is in the possession of a warehouseman or other bailee (including any outside processor) or a customer and the Collateral Agent has received a bailee waiver (or comparable customer waiver) in form and substance reasonably satisfactory to the Collateral Agent from such warehouseman, bailee or customer or (ii) is located at a premises leased to the Borrower or a Subsidiary Loan Party and the Collateral Agent has received a landlord's waiver in form and substance reasonably satisfactory to the Collateral Agent from the landlord of such premises; provided that despite any failure to obtain any such waiver required pursuant to either of clauses (i) or (ii), inventory otherwise satisfying the requirements of clauses (i) and (ii) shall nonetheless not be deemed ineligible pursuant to this paragraph (c) during the period ending 90 days after the Fourth Amendment Effective Date.

                           (d) it constitutes goods returned or rejected due to
                  quality issues by customers or goods in transit to third parties;

                           (e) it constitutes operating supplies, packaging or
                  shipping materials, cartons, repair parts, labels or miscellaneous spare parts or other such materials not used in the manufacturing process or held for sale in the ordinary course of business;

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                           (f) it is not subject to a valid and perfected first
                  priority security interest in favor of the Collateral Agent subject to no other Liens other than Liens created under the Loan Documents, Permitted Encumbrances described in clauses
                  (a), (b), (e) or (f) of the definition of "Permitted Encumbrances", the junior priority security interests created pursuant to the Second Lien Security Documents securing the Senior Second Lien Notes and other junior priority Liens permitted by Section 6.02 that are subordinated to the Liens securing the Obligations on terms reasonably satisfactory to each Security Agent;

                           (g) it is consigned but still accounted for in the
                  Borrower's or a Subsidiary Loan Party's perpetual inventory balance;

                           (h) it is stale or it is obsolete or slow moving or
                  unmerchantable or is identified as overstock or excess by the Borrower or a Subsidiary Loan Party;

                           (i) it is inventory used as a sample or prototype or
                  displays or display items;

                           (j) it is a discontinued product or component
                  thereof;

                           (k) except in the case of profit on dairy inventory
                  due to mark to market adjustments, any portion of the value thereof is attributable to intercompany profit among the Borrower or its Affiliates;

                           (l) it is damaged, defective, not in good condition,
                  or returned or marked for return to vendor;

                           (m) it does not meet all material standards imposed
                  by any Governmental Authority having regulatory authority over it;

                           (n) it is located on property where the value of all
                  inventory of the Borrower and the Subsidiary Loan Parties located thereon is less than $500,000;

                           (o) except in the case of dairy inventory, it is
                  classified as work in process by the Borrower or a Subsidiary Loan Party or requires further manufacturing or processing by the Borrower or a Subsidiary Loan Party; or

                           (p) it is otherwise deemed ineligible by the Security
                  Agents in accordance with Section 5.09(d).

                           'Eligible Property Plant and Equipment' means, on any
                  date, all property, plant and equipment of the Borrower and the Subsidiary Loan Parties at the time of such determination, other than computer software and other items of property, plant or equipment that are ineligible for

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                  inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (g) below. Without limiting the foregoing, to qualify as "Eligible Property Plant and Equipment" no Person other than the Borrower or any Subsidiary Loan Party shall have any direct or indirect ownership, interest (other than Liens permitted by clause (d) below) or title to such property, plant or equipment and neither the Borrower nor any Subsidiary Loan Party shall have acquired such property, plant or equipment pursuant to a contract or other agreement that indicates that any Person other than the Borrower or any Subsidiary Loan Party has or purports to have, at the time of determination, an interest therein. Unless otherwise from time to time approved by each Security Agent, no item of property, plant or equipment shall be deemed Eligible Property Plant and Equipment if, without duplication:

                           (a) it is not owned solely by the Borrower or one or
                  more Subsidiary Loan Parities or the Borrower or one or more Subsidiary Loan Parties does not have sole lawful and absolute title thereto;

                           (b) it is not located in a jurisdiction of the United
                  States;

                           (c) it is, in the case of any machinery or equipment,
                  not located on property owned by the Borrower or a Subsidiary Loan Party, unless it is located at a premises leased to the Borrower or a Subsidiary Loan Party and the Collateral Agent has received a landlord's waiver in form and substance reasonably satisfactory to the Collateral Agent from the landlord of such premises; provided that despite any failure to obtain any such waiver, machinery or equipment located on leased premises otherwise deemed Eligible Property Plant and Equipment shall nonetheless not be deemed ineligible pursuant to this paragraph (c) during the period ending 90 days after the Fourth Amendment Effective Date;

                           (d) it is not subject to a valid and perfected first
                  priority security interest, mortgage or deed of trust in favor of the Collateral Agent subject to no other Liens other than Liens created under the Loan Documents, Permitted Encumbrances described in clauses (a), (b), (e) or (f) of the definition of "Permitted Encumbrances", the junior priority security interests created pursuant to the Second Lien Security Documents securing the Senior Second Lien Notes, and other junior priority Liens permitted by Section 6.02 that are subordinated to the Liens securing the Obligations on terms reasonably satisfactory to each Security Agent;

                           (e) it constitutes construction-in-process or, in the
                  case of any plant or other facility or any machinery or equipment, is otherwise not operational;

                           (f) it is, in the case of any machinery or equipment,
                  obsolete or not in good working order or condition, ordinary wear and tear excepted; or

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                           (g) it is otherwise deemed ineligible by the Security
                  Agents in accordance with Section 5.09(d).

                           'Eligible Receivables' means, on any date, the
                  aggregate amount of all Accounts (as defined in the Collateral Agreement) of the Borrower and the Subsidiary Loan Parties at the time of determination, owned solely by the Borrower or one or more Subsidiary Loan Parties and arising from the completed, outright and lawful sale by the Borrower or a Subsidiary Loan Party of inventory in the ordinary course of its business other than the following (determined without duplication):

                           (a) any Account not payable in dollars;

                           (b) any Account to which the Borrower or one or more
                  Subsidiary Loan Parties do not have sole lawful and absolute title;

                           (c) any Account that (i) is not subject to a valid
                  and perfected first priority security interest in favor of the Collateral Agent subject to no other Liens other than Liens created under the Loan Documents, Permitted Encumbrances described in clauses (a), (b), (e) or (f) of the definition of "Permitted Encumbrances", the junior priority security interests created pursuant to the Second Lien Security Documents securing the Senior Second Lien Notes and other junior priority liens permitted by Section 6.02 that are subordinated to the Liens securing the Obligations on terms reasonably satisfactory to each Security Agent or (ii) does not otherwise conform in all material respects to the representations and warranties contained in the Collateral Agreement relating to Accounts;

                           (d) any Account that is not paid within 60 days after
                  the date of the invoice for the related inventory;

                           (e) any Account owing from an account debtor that is
                  a Governmental Authority;

                           (f) any Account owing from a subsidiary, employee,
                  officer, agent, director or Affiliate of the Borrower or a Subsidiary Loan Party;

                           (g) the Account is a non-trade Account, or relates to
                  payments for interest;

                           (h) any Account (other than an LC-Backed Receivable)
                  owing from an account debtor whose principal place of business is located outside of the United States of America; provided that the aggregate amount of Accounts that are not excluded from the definition of "Eligible Receivables" pursuant to this clause (h) by virtue of their constituting LC-Backed Receivables (other than LC-Backed Receivables the related letter of credit for which has been delivered to the Collateral Agent in pledge

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                  under the Collateral Agreement) may not exceed 10% of the
                  Borrowing Base;

                           (i) any Account owing from an account debtor that is
                  insolvent or the subject of a bankruptcy case or is unable to pay creditors generally,

                           (j) any Account that is more than 30 days past due;

                           (k) all Accounts of any account debtor if more than
                  30% of the aggregate amount of the accounts owing from such account debtor are more than 30 days past due;

                           (l) all Accounts owing from any account debtor if the
                  accounts owing from such account debtor and its Affiliates at the time exceed 10% of all accounts then payable to the Borrower and the Subsidiary Loan Parties;

                           (m) if an Account owing from any account debtor is
                  not paid within 60 days after the date of invoice or is more than 30 days past due, the amount of any net credit balances relating to all Accounts due from such account debtor with invoice dates more than 60 days after the date of invoice or more than 30 days from the due date;

                           (n) any Account as to which there is any unresolved
                  dispute with the respective account debtor (but only to the extent of the amount thereof in dispute);

                           (o) any Account invoiced in advance of goods or
                  services provided;

                           (p) any Account as to which the associated income has
                  not been earned;

                           (q) any Account that does not constitute an "account"
                  or an "instrument" within the meaning of the Uniform Commercial Code in the State in which the Account is located;

                           (r) any Account that is not in full force and effect
                  or that does not constitute a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with its terms;

                           (s) any Account that does not comply in all material
                  respects with the requirements of all applicable laws and regulations, whether Federal, State or local;

                           (t) any Account (i) evidenced by an Instrument (as
                  defined in the Uniform Commercial Code) not in the possession of the Collateral Agent and containing all necessary endorsements or (ii) constituting any, or a

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                  portion of, Chattel Paper (as defined in the Uniform
                  Commercial Code) not in the possession of the Collateral
                  Agent;

                           (u) any Account representing an obligation for goods
                  sold (other than seed) on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement (other than policies permitting the return of damaged or defective goods);

                           (v) any Account as to which the sale to the account
                  debtor is on a bill-and-hold, or other similar basis;

                           (w) any Account as to which the goods giving rise to
                  such Account have not been shipped and title has not been transferred to the account debtor, or the Account represents a progress-billing or otherwise does not represent a complete sale; for purposes hereof, `progress-billing' means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the account debtor's obligation to pay such invoice is conditioned upon the completion by the seller of any further performance under the contract or agreement;

                           (x) any Account not paid in full, and for which the
                  Borrower or any Subsidiary Loan Party created a new receivable for the unpaid portion of the Account, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions;

                           (y) any Account if a check, promissory note, draft,
                  trade acceptance or other Instrument (as defined in the Uniform Commercial Code) for the payment of money has been received or presented for payment for such Account or any portion thereof and has been returned uncollected for any reason;

                           (z) any Account for goods that have been acquired by
                  the Borrower or any Subsidiary Loan Party under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower or any Subsidiary Loan Party has or purports to have, at the time of determination, an ownership interest in such goods;

                           (aa) any Account created on cash on delivery terms;

                           (ab) any Account subject to any adverse security
                  deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable account debtor, in each case to the extent thereof;

                           (ac) any amount as to which there is an offsetting
                  liability from the Borrower, any Subsidiary Loan Party or any Affiliate of the Borrower (but only to the extent of the amount of such offsetting liability); and

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                           (ad) other Accounts deemed ineligible by the Security
                  Agents in accordance with Section 5.09(d).

                           'Eligible Securitization Receivables' means, on any
                  date, the aggregate amount of all Accounts (as defined in the Collateral Agreement, but without giving effect to the specific exclusion of particular accounts from such definition) (a) originated by the Borrower or any Subsidiary Loan Party in the ordinary course of its business, (b) purchased or otherwise acquired by a Securitization Vehicle in a Securitization and (c) that qualify as "Eligible Receivables" (or any comparable defined term) pursuant to and as defined in any receivables purchase agreement (or comparable document) in connection with the sale of Third Party Securities by such Securitization Vehicle.

                           'Fourth Amendment' means the Fourth Amendment and
                  Restatement, dated as of January 13, 2004, to this Agreement.

                           'Fourth Amendment Effective Date' means the date on
                  which the Fourth Amendment became effective in accordance with
                  Section 4 thereof.

                           'Inventory Reserves' means reserves against inventory
                  equal to the sum of the following:

                           (a) a reserve for shrink, or discrepancies that arise
                  pertaining to inventory quantities on hand between the Borrower's or the Subsidiary Loan Party's perpetual accounting system and physical counts of the inventory, which will be equal to the greater of 1% of the aggregate amount of Eligible Inventory and a percentage of the aggregate amount of Eligible Inventory equal to the average shrinkage or discrepancies evidenced by the physical inventory counts taken over the past 12 months with the variance expressed as a percentage of Eligible Inventory;

                           (b) to the extent included in Eligible Inventory, a
                  reserve determined by the Security Agents in accordance with
                  Section 5.09(d) for inventory that is aged, discontinued or slow-moving;

                           (c) to the extent included in Eligible Inventory, a
                  reserve determined by the Security Agents in accordance with
                  Section 5.09(d) for inventory which is recognized as a damaged, off quality, or not to customer specifications by the Borrower or a Subsidiary Loan Party;

                           (d) a revaluation reserve whereby capitalized
                  favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory;

                           (e) a reserve determined by the Security Agents in
                  accordance with Section 5.09(d) for seed sold on a use-or-return arrangement;

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                           (f) a reserve equal to the reserve, if any,
                  maintained by the Borrower and the Subsidiary Loan Parties for any Permitted Encumbrances applicable to Eligible Inventory that are not, as a matter of law, subordinate to the Liens on such Eligible Inventory in favor of the Collateral Agent; and

                           (g) any other reserve as deemed appropriate by the
                  Security Agents in accordance with Section 5.09(d), from time to time.

                           'LC-Backed Receivable' means an account (as defined
                  in the Uniform Commercial Code) to the extent that the payment thereof is backed by a letter of credit issued for account of the related account debtor, or confirmed, by a domestic office of a commercial bank organized under the laws of the United States of America or any state thereof the short term deposits of which are rated A-l or better by S&P or P-1 or better by Moody's.

                           'PPE Reliance Amount' means, on any date of
                  determination, the amount, if any, by which the sum of the Revolving Exposures exceeds the result of (a) the sum of the amounts determined pursuant to clauses (a), (b) and (d) of the definition of "Borrowing Base" minus (b) the sum of the amounts determined pursuant to clauses (e) and (f) of the definition of "Borrowing Base".

                           'Prospective Lender' has the meaning assigned to such
                  term in Section 2.18.

                           "Residual Value of the Receivables Securitization
                  SPE' means with respect to the Securitization Vehicles deemed eligible for inclusion in the Borrowing Base calculation by the Security Agents in accordance with Section 5.09(d) (it being understood that Farmland Feed SPV or any other Securitization Vehicle formed in accordance with the terms of the Land O'Lakes Receivables Purchase Agreement Summary of Principal Terms and Conditions (the "Receivables Term Sheet") dated as of September 23, 2003, shall be deemed eligible for inclusion, provided that it conducts operations, in the case of Farmland Feed SPV, in a manner substantially consistent with the definitive receivables purchase documentation for the Securitization existing on the Fourth Amendment Effective Date delivered to the Collateral Agent prior to the Fourth Amendment Effective Date or, in the case of Farmland Feed SPV or any such other Securitization Vehicle, in a manner substantially consistent with the Receivables Term Sheet and any draft definitive receivables purchase documentation delivered to the Collateral Agent prior to the Fourth Amendment Effective Date), on any date, the lesser of (a) the amount by which (i) the aggregate amount of Eligible Securitization Receivables of such Securitization Vehicle at such time exceeds (ii) the sum of (A) reserves deemed appropriate by the Security Agents in accordance with Section 5.09(d)

                  (which reserves shall be not less than the "Required Reserves" (or any comparable defined term) pursuant to and as defined in any receivables purchase agreement (or comparable document) in connection with the sale of Third Party Securities by such Securitization Vehicle) and (B) the capital, yield, fees and all other accrued and unpaid amounts owed by such Securitization Vehicle to the purchasers of its Third Party Securities at such time and (b) the amount of Seller's Retained Interest in such Securitization Vehicle that is subject to a valid and perfected first priority security interest in favor of the Collateral Agent subject to no other Liens other than Liens created under the Loan Documents, Permitted Encumbrances described in clauses (a), (b), (e) or
                  (f) of the definition of "Permitted Encumbrances", the junior priority security interests created pursuant to the Second Lien Security Documents securing the Senior Second Lien Notes and other junior priority liens permitted by Section 6.02 that are subordinated to the Liens securing the Obligations on terms reasonably satisfactory to each Security Agent.

                           'Security Agents' means the Collateral Agent and the
                  Co-Collateral Agent."

                  (ii) revising the definition of "Agents" to read as follows:

                           "'Agents' means, JPMorgan Chase Bank in its
                  capacities as Administrative Agent and Collateral Agent under the Loan Documents, CoBank in its capacity as Co-Administrative Agent under the Loan Documents and General Electric Capital Corporation in its capacity as Co-Collateral Agent hereunder."

                  (iii) revising the definition of "Applicable Rate" to read as follows:

                           "'Applicable Rate' means, for any day with respect to
                  any Eurodollar Loan, ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee", as the case may be, based upon the Leverage Ratio as of the most recent date of determination:

                     LEVERAGE        EURODOLLAR                COMMITMENT
                      RATIO            SPREAD     ABR SPREAD      FEE
                -----------------    ----------   ----------   ----------
Category 1      greater than 3.50       2.75%       1.75%        0.500%
                to 1.00

Category 2      greater than 2.50       2.50%       1.50%        0.500%
                to 1.00 but less
                than or equal to
                3.50 to 1.00

Category 3      greater than 2.00       2.25%       1.25%        0.375%
                to 1.00 but less
                than or equal to
                2.50 to 1.00

Category 4      less than or equal      2.00%       1.00%        0.250%
                to 2.00 to 1.00

                           For purposes of the foregoing, (i) the Leverage Ratio
                  shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the combined financial statements delivered pursuant to Section 5.01(a) or (b) and
                  (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery of such combined financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 2 until such time as the Borrower delivers the first combined financial statements after the Fourth Amendment Effective Date required to be delivered by
                  Section 5.01(a) or (b); provided, however, that notwithstanding the foregoing, the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the combined financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such combined financial statements are delivered."

                  (iv) revising the definition of "Availability Period" to read as follows:

                           '"Availability Period' means the period from and
                  including the Fourth Amendment Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments."

                  (v) revising the definition of "Commitment" by (A) deleting "and (b)" and inserting in place thereof", (b) increased pursuant to
         Section 2.18 and (c)", (B) replacing "Schedule 2.01" with "Schedule A to the Fourth Amendment" and (C) revising the last sentence thereof to read as follows:

                           "The aggregate amount of the Lenders' Commitments as
                  of the Fourth Amendment Effective Date is $180,000,000."

                  (vi) revising the definition of "Consolidated Cash Interest Expense" by inserting the following as a new clause (b)(iv) thereof:

                           ", plus (iv) to the extent included in such
                  consolidated interest expense for such period, interest expense of the Borrower and the

                  Restricted Subsidiaries with respect to Indebtedness incurred in connection with any Securitization and permitted by Section 6.01(x)".

                  (vii) revising the definition of "Lenders" to read as follows:

                           "'Lenders' means the Persons listed on Schedule A to
                  the Fourth Amendment, any other Person that shall have become a party hereto pursuant to Section 2.18 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance."

                  (viii) revising the definition of "Loans" to read as follows:

                           "'Loans' means the loans made by the Lenders to the
                  Borrower pursuant to this Agreement, including Loans made pursuant to the Fourth Amendment."

                  (ix) revising the definition of "Maturity Date" to read as follows:

                           "'Maturity Date' means January 13, 2007."

                  (x) revising the definition of "Permitted Encumbrances" such that clause (b) thereof reads as follows:

                           "(b) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's, growers', producers', farmers' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;".

                  (xi) revising the definition of "Total Indebtedness" such that the proviso contained therein reads as follows:

                           "provided that 'Total Indebtedness' shall not include
                  (i) the Capital Securities or (ii) Indebtedness of the Borrower or any Restricted Subsidiary incurred in connection with any Securitization in amounts permitted by Section 6.01(x)."

                  (b) Amendment of Section 2.01. The first sentence of Section
         2.01 is revised to read as follows:

                           "Subject to the terms and conditions set forth
                  herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Commitment or (b) the sum of the Revolving Exposures exceeding the Borrowing Base then in effect."

                  (c) Amendment of Section 2.04. Section 2.04 is revised by:

                  (i) revising the last sentence of Section 2.04(b) to read as follows:

                           "A Letter of Credit shall be issued, amended, renewed
                  or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000, (ii) the sum of the Revolving Exposures shall not exceed the total Commitments and
                  (iii) the sum of the Revolving Exposures shall not exceed the Borrowing Base then in effect."

                  (ii) revising Section 2.04(j) by inserting a new second sentence thereof that reads as follows:

                           "The Borrower also shall deposit cash collateral
                  pursuant to this paragraph as and to the extent required by
                  Section 2.09(b), and any such cash collateral so deposited and held by the Co-Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.09(b)."

                  (iii) revising Section 2.04(j) by inserting a new final sentence thereof that reads as follows:

                           "If the Borrower is required to provide an amount of
                  cash collateral hereunder pursuant to Section 2.09(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.09(b) and no Event of Default shall have occurred and be continuing."

                  (d) Amendment of Section 2.09(b). Section 2.09(b) is revised to read as follows:

                           "In the event and on each occasion that the sum of
                  the Revolving Exposures exceeds either the total Commitments or the Borrowing Base then in effect, the Borrower shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Co-Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess."

                  (e) Amendment of Section 2.10. Section 2.10 is revised by replacing each reference to "Effective Date" in paragraphs (a) and (b) thereof with "Fourth Amendment Effective Date".

                  (f) Section 2.18. A new Section 2.18 is inserted to read as follows:

                           "SECTION 2.18. Increase in Commitments. At any time
                  after the Fourth Amendment Effective Date the Borrower may, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called a 'Prospective Lender'), which may include any existing Lender, cause the Commitments of the Prospective Lenders to be increased (or cause Commitments to be extended by the Prospective Lenders, as the case may be) in an amount for each Prospective Lender set forth in such notice, provided, however, that (a) the aggregate amount of the Lenders' Commitments after giving effect to such increase shall in no event exceed $250,000,000, (b) each Prospective Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld) and (c) each Prospective Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement. Increases and new Commitments created pursuant to this Section shall become effective (A) in the case of Prospective Lenders already parties hereunder, on the date specified in the notice delivered pursuant to this Section and (B) in the case of Prospective Lenders not already parties hereunder, on the effective date of the Accession Agreement. Upon the effectiveness of any Accession Agreement to which any Prospective Lender is a party, (i) such Prospective Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule A to the Fourth Amendment shall be deemed to have been amended to reflect the Commitment of the Prospective Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereunder, Schedule A to the Fourth Amendment shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower. Following any increase of a Lender's Commitment or any extension of a new Commitment pursuant to this paragraph, any Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Loans made pursuant to Sections 2.01 and 2.02; provided that upon the occurrence of any Default, each Prospective Lender shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that all Loans outstanding are owned by the Lenders ratably in accordance with their respective Commitments."

                  (g) Amendment of Section 4.02. Section 4.02 is revised by inserting a new paragraph (c) thereof that reads as follows:

                           "(c) After giving effect to such Borrowing or the
                  issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the sum of the Revolving Exposures shall not exceed the Borrowing Base then in effect."

                  (h) Amendment of Section 5.01. Section 5.01 is revised by (i) deleting the word "and" at the end of clause (e), (ii) making paragraph (f) a new paragraph (g) and (iii) inserting a new paragraph (f) that reads as follows:

                           "(f) (i) on or prior to the Fourth Amendment
                  Effective Date and as soon as available and in any event within 15 Business Days (or such earlier time, not to be less than 10 Business Days, as the Collateral Agent may reasonably determine, based on its initial collateral field audit, with the consent of the Borrower (not to be unreasonably withheld)) after the end of each calendar month, a completed Borrowing Base Certificate, which shall also be delivered to each Security Agent at such time, calculating and certifying the Borrowing Base as of the last day of such calendar month accompanied by supporting documentation and other supplemental reports as reasonably requested by the Collateral Agent, signed on behalf of the Borrower by a Financial Officer and
                  (ii) such other supplemental reports at such dates and with such frequency as are reasonably requested by either Security Agent; and".

                  (i) Amendment of Section 5.09. Section 5.09 is revised to read as follows:

                           "(a) The Borrower will, and will cause each of its
                  Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit (subject to the provisions of Section 9.12) any representatives designated by the Co-Administrative Agent, the Collateral Agent, the Co-Collateral Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                           (b) The Borrower will, and will cause each of its
                  Restricted Subsidiaries to, cooperate in the completion by the Collateral Agent (or, at the option of the Co-Collateral Agent, by the Security Agents together) within 90 days following the Fourth Amendment Effective Date of a collateral field audit with respect to the Borrowing Base components and the conduct of the monthly collateral services performed by each Security Agent and from time to time, upon the request of either Security Agent or the Required Lenders, permit either Security Agent or professionals retained by either Security Agent (including consultants, accountants, lawyers and appraisers) to conduct evaluations and appraisals of the Borrower's practices in the computation of the Borrowing Base and the assets included in the Borrowing Base at such reasonable times and as often as reasonably requested, which the Borrower acknowledges and agrees may be on at least an annual basis. Notwithstanding anything to the contrary stated in this Agreement, the Borrower shall not be required to pay, or reimburse either Security Agent for the payment of, any fees or expenses incurred by either Security Agent (including any fees or expenses of any professionals retained by either Security Agent) in connection with any such field audit, evaluation or appraisal, except (i) in respect of one such field audit, evaluation or appraisal performed by the Collateral Agent (or, at the option of the Co-Collateral Agent, by the Security Agents together) during any calendar year and (ii) in respect of any such field audit, evaluation or appraisal performed by either Security Agent if an Event of Default has occurred and is continuing. The Collateral Agent will provide the Co-Administrative Agent, which shall provide the Lenders, with reports of the evaluations and appraisals it completes under this Section 5.09(b).

                           (c) At such time as either Security Agent may
                  reasonably specify after (i) the PPE Reliance Amount has exceeded $50,000,000 either (A) based upon the calculations set forth in Borrowing Base Certificates delivered for two consecutive months and the applicable Revolving Exposures as of the date of such Borrowing Base Certificates or (B) based upon the calculations set forth in any single Borrowing Base Certificate and the average daily Revolving Exposures for a period of 30 consecutive days ending on the date of such Borrowing Base Certificate or (ii) the PPE Reliance Amount as reflected on the most recent Borrowing Base Certificate is a positive amount and the sum of the Revolving Exposures either
                  (A) has exceeded $200,000,000 for a period of five consecutive days or (B) has equaled the total Commitments for a period of five consecutive days, the Borrower will, and will cause each of its Restricted Subsidiaries to, cooperate in the completion of and permit (i) a collateral appraisal by an independent collateral appraiser (which shall not be, or be affiliated with, a Lender without the consent of the Borrower (given in its sole discretion)) retained by either Security Agent with the consent of the other Security Agent and the Borrower (in each case, not to be unreasonably withheld), with respect to the Eligible Property Plant and Equipment included in the calculation of the Borrowing Base and (ii) the preparation of a collateral valuation report by such appraiser with respect to the Eligible Property Plant and Equipment included in the calculation of the Borrowing Base. The scope of the appraisal conducted pursuant to this Section 5.09(c) shall be as reasonably determined by such appraiser with the consent of the Borrower (not to be unreasonably withheld).

                           (d) From time to time at the direction of the
                  Security Agents or the Required Lenders, the computation of the Borrowing Base will be modified or adjusted to revise or establish eligibility criteria, reserves or advance rates used in determining the Borrowing Base and to make such other adjustments and reconciliations as the Security Agents or the Required Lenders may, in each case in their reasonable discretion, deem appropriate and consistent with those customary for credit facilities and collateral of the kind included in this Agreement and involving companies with operating characteristics similar to those of the Borrower or the applicable Subsidiary Loan Party or otherwise based on the creditworthiness of Borrowing Base items or on the results of Collateral or Borrowing Base evaluations conducted by either Security Agent or professionals retained by either Security Agent, as contemplated by Section 5.09(b); provided that (i) the Security Agents will not take any action inconsistent with any determination of the Required Lenders absent a subsequent change in the relevant facts or circumstances, (ii) any such modification or adjustment that would increase any Borrowing Base advance rate to a percentage greater than that specifically set forth in the definition of "Borrowing Base" or increase the Borrowing Base in a manner not contemplated by the express terms of this Agreement shall be effective only upon approval by Lenders having Revolving Exposures and unused Commitments representing 80% or more of the sum of the total Revolving Exposures and unused Commitments at such time and
                  (iii) no such change shall be effective upon less than five Business Days' notice. In furtherance of and not in limitation of the foregoing, it is understood and agreed that the Collateral Agent (or, at the option of the Co-Collateral Agent, the Security Agents together) and its or their representatives will conduct a collateral field audit and evaluation and appraisal of the Borrowing Base within 90 days following the Fourth Amendment Effective Date and, upon completion of such evaluation, the Security Agents may modify or adjust the computation of the Borrowing Base as provided in the preceding sentence. Any modification or adjustment pursuant to this Section 5.09(d) may be proposed by either Security Agent and the other Security Agent shall respond to such proposal within three Business Days. In the event that the Security Agents do not reach express agreement on any such proposed modification or adjustment, the Security Agents agree to defer to the Security Agent asserting either the more conservative credit judgment or the position which permits the least amount of credit to be available to the Borrower."

                  (j) Amendment of Section 5.11 Section 5.11 is revised to read as follows:

                  "SECTION 5.11. Use of Proceeds and Letters of Credit. Except as set forth below, the proceeds of the Loans made after the Effective Date will be used only for working capital and other general corporate purposes. The proceeds of the Loans made on the Fourth Amendment Effective Date will be used only to repay Loans outstanding on the Fourth Amendment Effective Date and to pay fees and expenses incurred in connection with the repayment of Loans outstanding on the Fourth Amendment Effective Date, the Fourth Amendment, the issuance of the Senior Second Lien Notes and the amendment of the Related Credit Facility. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be used only to support the activities of the Borrower and its Affiliates in the ordinary course of their business."

                  (k) Amendment of Section 6.07. Section 6.07 is revised to read as follows:

                  "SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary."

                  (1) Amendment of Section 6.13. Section 6.13 is revised so that the table set forth therein reads as follows:

          "Period                                       Ratio
--------------------------------                   --------------
October 11, 2003 through                           4.75 to 1.00
December 15, 2004

December 16, 2004 through                          4.50 to 1.00
December 15, 2005

December 16, 2005 and thereafter                   4.00 to 1.00."

                  (m) Amendment of Article VIII. Article VIII is revised by inserting the following new sentence a the end of the third paragraph thereof:

                  "Notwithstanding anything contained herein or otherwise to the contrary, (i) the Co-Collateral Agent shall have no duties or obligations to the Borrower, any Lender, any Agent or any other Person or under or pursuant to any Loan

         Document or otherwise and (ii) the Co-Collateral Agent may resign as Co-Collateral Agent at any time upon notice to the Borrower."

                  (n) Amendment of Section 9.01. Section 9.01 is revised by (i) deleting "and" at the end of paragraph (b) thereof, (ii) making paragraph (d) thereof a new paragraph (e) and (iii) inserting the following as a new paragraph
(d):

                  "(d) if to the Co-Collateral Agent, to General Electric Capital Corporation, 500 West Monroe, 12th Floor, Chicago, Illinois 60661, Attention of Andrew Hull (Telecopy No. (312) 463-3840); and"

                  (o) Amendment of Section 9.02. The first sentence of Section 9.02(b) is revised by (i) replacing the word "or" at the end of clause (vi) thereof with a comma and (ii) inserting the following new clause (viii) immediately preceding the proviso at the end of such sentence:

                  "or (viii) amend the definition of "Borrowing Base" to increase the specified advance rate percentages stated therein or otherwise amend or waive any express term of this Agreement in a manner that would increase the Borrowing Base (excluding, for the avoidance of doubt, any modification or adjustment to the computation of the Borrowing Base that by the express terms of this Agreement may be given or made by the Security Agents), without the written consent of Lenders having Revolving Exposures and unused Commitments representing 80% or more of the sum of the total Revolving Exposures and unused Commitments at such time;"

                  (p) Amendment of Section 9.03. Section 9.03 is revised by:

                  (i) revising paragraph (a) of Section 9.03 by deleting "and
         (iii)" and inserting in place thereof the following:

                  ", (iii) subject to the limitation set forth in Section 5.09(b), all reasonable fees and expenses (including internally allocated fees and expenses) of each Security Agent, and any professionals retained by either Security Agent as contemplated by
         Section 5.09(b), relating to any monitoring of the Borrowing Base and related examinations and evaluations, (iv) all reasonable fees and expenses of any appraiser retained by either Security Agent pursuant to
         Section 5.09(c)and(v)".

                  (ii) revising paragraph (b) of Section 9.03 by inserting the following immediately following "respective obligations thereunder" in clause (i) thereof:

                  ", the monitoring of the Borrowing Base and related examinations, evaluations, audits and appraisals".

                  (q) Amendment of Section 9.04. Section 9.04(b) is revised such that clause (i) contained in the proviso thereof reads as follows:

                  "(i)(A) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Co-Administrative Agent and (B) in the case of an assignment of all or a portion of a Commitment or any Lender's obligation in respect of its LC Exposure, each Issuing Bank, must give their prior written consent to any such assignment (which consent shall not be unreasonably withheld),".

                  (r) A new Exhibit G shall be added to the Credit Agreement in the form of Exhibit G hereto.

                  (s) A new Exhibit H shall be added to the Credit Agreement in the form of Exhibit H hereto.

                  SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and each of the Agents that, as of the Amendment Effective Date:

                  (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement as amended and restated hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment and the making of the New Loans, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) After giving effect to this Amendment, the Collateral and Guarantee Requirement has been satisfied.

                  SECTION 3. New Loans. (a) Subject to the terms and conditions set forth herein, (i) each Renewing Lender agrees to make New Loans to the Borrower on the Amendment Effective Date by exchanging its Existing Loans for New Loans in an equal principal amount and (ii) each Additional Lender agrees to make Additional Loans to the Borrower on the Amendment Effective Date in the principal amount necessary such that all New Loans made on the Amendment Effective Date are made by the New Lenders ratably in accordance with their respective Commitments; provided that such commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make New Loans.

                  (b) The obligation of each New Lender to make New Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:

                  (i) The conditions set forth in Section 4.02 of the Credit Agreement, as amended hereby, shall be satisfied on and as of the Amendment Effective Date, and the New Lenders shall have received a certificate of a Financial Officer, dated the Amendment Effective Date, to such effect;

                  (ii) The Administrative Agent shall have received favorable legal opinions of (A) Faegre & Benson LLP, outside counsel for the Borrower and (B) John Rebane, Vice President and General Counsel for the Borrower, in each case addressed to the New Lenders and dated the Amendment Effective Date, covering such matters relating to the New Loans, this Amendment, the Credit Agreement as amended and restated hereby, and the other Loan Documents and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent, including an opinion of such outside counsel, subject only to qualifications reasonably satisfactory to the Administrative Agent, that all guarantees, pledges and grants of security interests of each Loan Party (other than with respect to real property) continue to be valid and binding obligations of such Loan Party;

                  (iii) The Administrative Agent shall have received, for the Borrower and each other Loan Party, to the extent deemed necessary or appropriate by the Administrative Agent, a certificate of the Secretary or an Assistant Secretary of such Loan Party, dated the Amendment Effective Date and certifying that attached thereto are true and complete copies of such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Loan Party and resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

                  (iv) To the extent deemed necessary or appropriate by the Administrative Agent, each Security Document shall have been amended to provide the benefits thereof to the New Loans and the obligations of the Loan Parties in connection therewith on the same basis as such benefits are provided to the Existing Loans;

                  (v) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended and restated hereby, and the Obligations thereunder; and

                  (vi) The conditions to effectiveness of this Amendment set forth in Section 4 hereof shall have been satisfied.

                  (c) All new Borrowings made on the Amendment Effective Date shall have initial Interest Periods ending on the same dates as the Interest Periods applicable to the existing Borrowings being refinanced with such new Borrowings, and the Adjusted LIBO Rates applicable to such new Borrowings during such initial Interest Periods shall be the same as those applicable to the existing Borrowings being refinanced. For purposes of the foregoing, such Interest Periods and Adjusted LIBO Rates shall be assigned to the Additional Loans of each Additional Lender in the same proportion that such Interest Periods and Adjusted LIBO Rates applied to the Existing Loans on the Amendment Effective Date. The Borrower will not be required to make any payments to Renewing Lenders under Section 2.14 of the Credit Agreement in connection with the exchange of their Existing Loans for New Loans.

                  (d) On the Amendment Effective Date, the Borrower shall (i) apply the proceeds of the Additional Loans to prepay in full all Existing Loans (after giving effect to New Loans made by Renewing Lenders to repay their Existing Loans) and (ii) use such other amounts as may be necessary to (A) pay all accrued and unpaid commitment fees and Letter of Credit participation fees on all Existing Commitments pursuant to Section 2.10(a) and (b) of the Credit Agreement, (B) pay all accrued and unpaid interest on all Existing Loans, and
(C) pay to each Lender other than Renewing Lenders all amounts payable pursuant to Section 2.14 of the Credit Agreement as a result of the repayment of such Lender's Loans and pay all other Obligations then due and owing to such Lenders under the Credit Agreement in their capacities as such.

                  (e) On and after the Amendment Effective Date, (i) each reference in the Credit Agreement to "Loans" shall be deemed a reference to the New Loans contemplated hereby and to Loans made thereunder after the Fourth Amendment Effective Date and (ii) each reference in the Credit Agreement to "Commitments" shall be deemed a reference to the New Commitments contemplated hereby. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments (other than as set forth in Section 3(c) above) shall continue in full force and effect with respect to, and for the benefit of, each Lender that was a Lender prior to the Amendment Effective Date in respect of such Lender's Loans and Loan Commitments under the Credit Agreement prior to the Amendment Effective Date.

                  SECTION 4. Effectiveness. This Amendment and the amendment and restatement of the Credit Agreement effected hereby shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

                  (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) the Required Lenders, (iii) each Renewing Lender and (iv) each Additional Lender.

                  (b) The conditions to the making of the New Loans set forth in
Section 3(b) hereof shall have been satisfied.

                  (c) The Third Amendment dated as of December 8, 2003, to the Credit Agreement shall have become effective in accordance with its terms.

                  (d) The Borrower shall have delivered to the Collateral Agent a completed Borrowing Base Certificate as of November 30, 2003, reflecting debt of the Borrower and the Subsidiary Loan Parties on a pro forma basis after giving effect to the issuance and the use of proceeds of the Senior Second Lien Notes, signed on behalf of the Borrower by a Financial Officer.

                  (e) The Administrative Agent or the Co-Administrative Agent, as applicable, shall have received all fees and other amounts due from any Loan Party hereunder or under the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date and, to the extent invoiced on or prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under the Credit Agreement or any other Loan Document.

                  (f) The Administrative Agent or the Co-Administrative Agent, as applicable, shall have received evidence that the Borrower has made the payments referred to in Section 3(d) or is making such payments on the Amendment Effective Date with the proceeds of the Additional Loans and such other funds as may be required.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

                  SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Co-Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Borrower hereby confirms its pledges and grants of security interests under each of the Security Documents and agrees that, upon the effectiveness of this Amendment, such pledges and grants shall continue in full force and effect as security for the New Loans contemplated hereby, any Loans made under the Credit Agreement after the Amendment Effective Date and all other Obligations under and as defined in such Security Document (subject, in the case of each Mortgage, to any limitation on the amounts secured thereby expressly set forth therein). Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

                  (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof, "herein", or words of like import, and each reference to the Credit Agreement in any Loan Document shall be deemed a reference to the Credit Agreement as amended and restated hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

                  (c) Changes in the Applicable Rate effected by this Amendment shall be effective for all periods (or portions thereof) on and after the Amendment Effective Date. Any interest, fees or other amounts accruing on the basis of the Applicable Rate during periods (or portions thereof) prior to the Amendment Effective Date will accrue on the basis of the Applicable Rate in effect for such periods prior to the Amendment Effective Date.

                  SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

                  SECTION 7. Indemnity. It is agreed that for all purposes of
Section 9.03(b) of the Credit Agreement, the offering of the Senior Second Lien Notes, the execution, delivery and performance of this Amendment and of the Intercreditor Agreement, the amendment of the Security Documents as contemplated by Section 3 hereof and the other transactions contemplated hereby shall all be deemed to be transactions contemplated by the Credit Agreement.

                  SECTION 8. Uniform Commercial Code Filings. The Borrower authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction financing statements and amendments thereto describing the Collateral pledged by the Borrower under the Collateral Agreement as "all assets", "all personal property" or in any other manner deemed appropriate by the Collateral Agent, and the Borrower hereby confirms and ratifies the filing by the Collateral Agent prior to the date hereof of any financing statements containing such a description.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                       LAND O'LAKES, INC.

                                         By /s/ Daniel Knutson
                                            ------------------------------------
                                            Name: Daniel Knutson
                                            Title: Senior VP and CFO

                                       JPMORGAN CHASE BANK,
                                       individually, as a Renewing Lender and an Additional Lender, and as Administrative Agent and Collateral Agent

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                       LAND O'LAKES, INC.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                       JPMORGAN CHASE BANK,
                                       individually, as a Renewing Lender and an Additional Lender, and as Administrative Agent and Collateral Agent

                                         By /s/ B.B.WUTHRICH
                                            ------------------------------------
                                            NAME: B.B.WUTHRICH
                                            TITLE: VICE PRESIDENT

                                       AGFIRST, FCB,
                                       as a Renewing Lender

                                         By /s/ John W Burnside Jr
                                            ------------------------------------
                                            Name: John W Burnside Jr
                                            Title: Vice President

                                       CO-BANK, ACB,
                                       individually, as a Renewing Lender and an Additional Lender, and as
                                       Co-Administrative Agent

                                         By /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name: [ILLEGIBLE]
                                            Title: Vice President

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION,
                                       individually, as an Additional Lender,
                                       and as Co-Collateral Agent

                                         By /s/ Leanne C. Manning
                                            ------------------------------------
                                            Name: Leanne C. Manning
                                            Title: Duly Authorized Signatory

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION,
                                       as a Renewing Lender

                                         By /s/ Mark H. Halldorson
                                            ------------------------------------
                                            Name: Mark H. Halldorson
                                            Title: Vice President

                                         By /s/ Jennifer Barrett
                                            ------------------------------------
                                            Name:Jennifer Barrett
                                            Title: Vice President

                                                                      Schedule A
                                                             to Fourth Amendment
                                                                 and Restatement

                                   Commitments

                Lender                                       Commitment
                ------                                       ----------
GENERAL ELECTRIC CAPITAL CORPORATION                        $ 75,000,000

JPMORGAN CHASE BANK                                         $ 40,000,000

COBANK, ACB                                                 $ 40,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION                      $ 15,000,000

AGFIRST, FCB                                                $ 10,000,000